Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-266881 on Form S-8 of our report dated March 1, 2023, relating to the financial statements of Alvotech appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte ehf.

Kópavogur, Iceland

March 1, 2023